As filed with the Securities and Exchange Commission
                          on April 8, 2002 Reg. No. __

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    -----------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                           XECHEM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                             22-3284803
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              identification No.)

                    100 Jersey Avenue, Building B, Suite 310
                         New Brunswick, New Jersey 08901
                    (Address of principal executive offices)
                                   (Zip Code)
                ------------------------------------------------

     Consulting Agreement Between Xechem International, Inc. and Peter Benz
                          (Full name of the Agreement)
                        --------------------------------

                              Dr. Ramesh C. Pandey
                      President and Chief Executive Officer
                           Xechem International, Inc.
                    100 Jersey Avenue, Building B. Suite 310
                      New Brunswick, New Jersey 08901-3279
                                 (732) 247-3300
          (Telephone number, including area code of agent for service)

                                    Copy to:
                           Mitchell D. Goldsmith, Esq.
                             Dennis B. O'Boyle, Esq.
                             Shefsky & Froelich Ltd.
                             444 N. Michigan Avenue
                                   Suite 2500
                                Chicago, IL 60611

                            Telephone: (732) 247-3300
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
                                              Proposed maximum     Proposed maximum
Title of securities     Amount to be          offering price       Aggregate offering    Amount of
to be registered        Registered (1)        per share (2)        Price (2)             Registration fee
---------------------------------------------------------------------------------------------------------
Common Stock               16,000,000                  $0 .01             $160,000            $ 14.72
($.001 par value)
---------------------------------------------------------------------------------------------------------

(1) Represents shares of common stock issued to a consultant of the Company pursuant to contract between the Company and the consultant

(2) Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the bid and asked prices per share of the registrant's common stock reported by the OTC Nasdaq Stock Market on March 27, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed by Xechem International Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2001 and December 31, 2000;

     (b) the Company's quarterly reports on Form 10-QSB for the quarters ending March 31, June 30 and September 30, 2001.

     (c)  The  Company's   proxy  statement  for  its  2001  annual  mailing  to
stockholders.

     (d) all other  reports  filed by the Company  pursuant to Section  13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001 through the date hereof;

     (e) the Registrant's Form 8-A filed on April 1, 1994 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

     (f) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

The Company's Certificate of Incorporation includes a provision which eliminates the personal liability of the Company's directors for monetary damages resulting from breaches of their fiduciary duty of care (provided that such provision does not eliminate liability for breaches of the duty of loyalty acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations of Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit). This provision does not limit or eliminate the right to have the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Certificate of Incorporation also provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          5.1   Opinion of Naccarato & Associates

          10.1 Agreement between Xechem International and Peter Benz dated March 25, 2002.

          23.1  Consent of Naccarato & Associates (included in Exhibit 5.1).

          23.2 Consent of Grant Thornton LLP, Independent Certified Public Accountants.

          23.3 Power of Attorney (included as part of the signature pages of this registration statement)

Item 9.   Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13 (a) or Section

15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Brunswick, State of New Jersey on April 4, 2002.

                                   Xechem International, Inc.

                                   By  /s/ Dr. Ramesh C. Pandey
                                       --------------------------------
                                       Dr. Ramesh C. Pandey, President &
                                       Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ramesh C. Pandey, his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any future amendments to the Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                                   Date
------------------         --------------------------              -------------

/s/ Ramesh C. Pandey       Chief Executive Officer, President,     April 4, 2002
-----------------------    Chief Financial Officer and Director
Ramesh C. Pandey, PH.D.    (Principal Executive Officer)

/s/ Stephen Burg           Director, Principal Financial Officer   April 4, 2002
-----------------------
Stephen Burg

/s/ Jed C. Goldart         Director                                April 4, 2002
-----------------------
Jed C. Goldart

/s/ Neil Kosterman         Director                                April 4, 2002
-----------------------
Neil Kosterman

/s/  John Luther           Director                                April 4, 2002
-----------------------
John Luther

                                INDEX TO EXHIBITS

EXHIBIT                                                      SEQUENTIALLY
NO.                         DESCRIPTION                      NUMBERED PAGES
---                         -----------                      --------------

5.1       Opinion of Naccarato & Associates

10.1      Agreement between Xechem  International and Peter Benz dated March 25,
          2002.

23.1      Consent of Naccarato & Associates (included in Exhibit 5.1).

23.2      Consent  of  Grant   Thornton  LLP,   Independent   Certified   Public
          Accountants.

23.3 Power of Attorney (included as part of the signature pages of this registration statement)